Exhibit 99.1

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS OF

AMERICAN MORTGAGE ACCEPTANCE COMPANY

This Amendment (the “Amendment”) to the Amended and Restated Bylaws (the “Bylaws”) of American Mortgage Acceptance Company, a real estate investment trust (the “Company”), was approved by the Company’s Board of Trustees effective as of December 14, 2005. Capitalized terms used and not otherwise defined herein shall for all purposes of this Amendment have the respective meanings as specified in the Bylaws.

RECITALS

WHEREAS, pursuant to the resolutions adopted on December 14, 2005, the Board of Trustees of the Company resolved to amend the Bylaws to (i) increase the maximum permissible leverage; (ii) eliminate the requirement that Additional Mortgage Investments comprise no more than 60% of the Company’s invested assets; and (iii) eliminate the prohibition on the Company investing in mortgages that are subordinate to that of an Affiliate.

NOW THEREFORE, the Bylaws shall be amended as follows:

1.	Amendments.

a.            Section 1.1(s). Section 1.1(s) is hereby amended and restated in its entirety as follows:

(s) Debt Limitation. “Debt Limitation” shall mean 90% of Total Market Value (calculated at the time debt is incurred) with respect to Trust Indebtedness.

b.            Section 1.1(rr). Section 1.1(rr) is hereby deleted in its entirety and the balance of the numbering in Section 1.1 is hereby renumbered accordingly.

c.            Section 1.1(ggg). Section 1.1(ggg) is hereby (x) renumbered as Section (fff) and (y) amended and restated in its entirety as follows:

(ggg) Total Market Value. “Total Market Value” shall mean the greater of (i) the sum of (x) the aggregate market value of the Trust’s outstanding Shares and (y) the Trust Indebtedness excluding unconsolidated subsidiaries and (ii) the aggregate value of the Trust’s assets as determined by the Advisor based upon third-

party or management appraisals and other criteria as the Board of Trustees shall determine in its sole discretion.

d.            Section 1.1(iii). Section 1.1(iii) is hereby amended and restated in its entirety as follows:

(iii) Trust Indebtedness. “Trust Indebtedness” shall mean all GAAP liabilities of the Trust other than trade payables and subordinated advisor fees and preferred equity share interests subject to mandatory redemption.

e.	Section 1.1 (lll). Section 1.1 (lll) is hereby deleted in its entirety.

f.             Section 5.1. The first paragraph of Section 5.1 is hereby amended and restated in its entirety as follows:

GENERAL STATEMENT OF POLICY. The Trust intends to invest in Mortgage Investments including: (i) Original Mortgage Investments and (ii) Additional Mortgage Investments. The Trust shall have the right to acquire or originate Mortgages without first obtaining a real property appraisal, unless a majority of the Independent Trustees determine that such an appraisal is necessary; if obtained, any real property appraisals will be maintained in the Trust’s books and records for at least five years. The foregoing investments are intended to be structured to comply with the Real Estate Investment Trust Provisions of the Code. In addition to the investments referred to above, the Trust may, in the discretion of the Board of Trustees or the Advisor, make the investments described in Section 5.2 below or such other investments that the Board of Trustees or the Advisor deem in good faith to be consistent with the investment objectives and policies of the Trust as set forth in the Consent Statement.

g.	Section 5.7(l). Section 5.7(l) is hereby deleted in its entirety.

h.            Section 7.4. The last sentence of Section 7.4 is hereby amended and restated in its entirety as follows:

The Trustees, including the Independent Trustees, shall take reasonable steps to insure that the requirements of this Section 7.4 are satisfied on a timely basis.

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2.	No Further Amendments.

Except to the extent expressly amended by the terms of this Amendment, all terms and condition of the Bylaws shall remain in full force and effect in accordance with their terms.

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